UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2024

FRESHPET, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36729	20-1884894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Plaza Drive, 1st Floor
Secaucus, NJ		07094
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 520-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRPT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Agreement to Mootness Fee in Stockholder Class Action Case

On May 30, 2023, Plaintiff James J. Panek (“Plaintiff”) filed a putative stockholder class action complaint (the “Complaint”) in the Court of Chancery of the State of Delaware (the “Court”) against eleven individuals (the “Defendants”)—consisting of the then-members of the board of directors (the “Board”) of Freshpet, Inc. (“Freshpet” or the “Company”)—under the caption Panek v. Cyr, et al., C.A. No. 2023-0572-JTL (the “Action”). The Complaint asserted one count for breach of fiduciary duty against the Defendants arising from alleged acts by the Defendants in connection with an intended proxy contest by Freshpet stockholder JANA Partners (“JANA”). The Complaint sought relief including, principally, orders requiring the Defendants to take action to ensure: that (i) four seats on the Board would be up for election at Freshpet’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”); and (ii) Freshpet’s 2023 Annual Meeting would be held approximately twelve months from the date of its previous annual meeting of stockholders (the “2022 Annual Meeting”).

On June 6, 2023, Freshpet announced: (i) that it would postpone the 2023 Annual Meeting to October 2023 (i.e., approximately twelve months from the date of the 2022 Annual Meeting); and (ii) its expectation that four seats on the Board would be up for election at the 2023 Annual Meeting. On August 21, 2023, Freshpet announced its entry into a Cooperation Agreement with JANA (as previously disclosed in a Current Report on Form 8-K dated August 21, 2023), pursuant to which Freshpet appointed two new directors to the Board, ending JANA’s proxy contest with respect to the 2023 Annual Meeting. The events described in the two preceding sentences mooted the Action.

On September 11, 2023, the Court entered an order dismissing the Action as moot and retaining jurisdiction solely for the purpose of adjudicating the anticipated application of Plaintiff’s counsel for an award of attorneys’ fees and reimbursement of expenses to Plaintiff’s counsel. Freshpet subsequently agreed to pay $72,617.33 to Plaintiff’s counsel, on behalf of the Defendants, in full satisfaction of the claim for attorneys’ fees and expenses in the Action. Freshpet’s agreement to resolve Plaintiff’s claim to attorneys’ fees and expenses by paying the Mootness Fee is a business decision, and is not based on any finding of fact or liability by the Court. In making this decision, the Company considered various factors, including, but not limited to, the cost and uncertainties of litigation. The Defendants deny any wrongdoing. On February 28, 2024, the Court entered an order closing the case, subject to Plaintiff’s filing an affidavit with the Court confirming that this notice has been issued. In entering the order, the Court was not asked to review, and did not pass judgment on, the payment of the attorneys’ fees and expenses or their reasonableness.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freshpet, Inc.

Date:	February 28, 2024	By:	/s/ Todd Cunfer
Todd Cunfer Chief Financial Officer